Exhibit 10.1

AMENDMENT NO. 1

TO

LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into this 30th day of November, 2006, by and between SABA SOFTWARE, INC., a Delaware corporation (“Borrower”), and SILICON VALLEY BANK (“Bank”). Capitalized terms used herein without definition shall have the same meanings given them in the Loan Agreement (as defined below).

RECITALS

A. Borrower and Bank have entered into that certain Loan and Security Agreement dated as of January 31, 2006 (as may be further amended, restated, or otherwise modified, the “Loan Agreement”), pursuant to which the Bank has extended and made available to Borrower certain advances of money.

B. Borrower desires that Bank amend the Loan Agreement upon the terms and conditions more fully set forth herein.

C. Subject to the representations and warranties of Borrower herein and upon the terms and conditions set forth in this Amendment, Bank is willing to so amend the Loan Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing Recitals and intending to be legally bound, the parties hereto agree as follows:

1. Amendments to Loan Agreement.

1.1 Section 2.1.6 (Equipment Facility). The following shall be inserted as Section 2.1.6:

2.1.6 Equipment Facility.

(a) Subject to the terms and conditions of this Agreement, Bank agrees to lend to Borrower, from time to time prior to the Equipment Facility Commitment Termination Date, equipment advances (each an “Equipment Facility Advance” and collectively the “Equipment Facility Advances”) in an aggregate amount not to exceed the Committed Equipment Facility Line. When repaid, the Equipment Facility Advances may not be re-borrowed. The proceeds of the Equipment Facility Advances will be used solely to reimburse Borrower for the purchase of Eligible Equipment purchased within 90 days of the Equipment Facility Advance; provided, however, with respect to the first Equipment Facility Advance, the proceeds of the Equipment Facility Advances may be used to reimburse Borrower for the purchase of Eligible Equipment purchased within 180 days of the first Equipment Facility Advance. Bank’s obligation to lend hereunder shall terminate on the earlier of (i) the occurrence and continuance of an Event of Default, or (ii) the Equipment Facility Commitment Termination Date, or (iii) the Equipment Facility Maturity Date.

(b) To obtain an Equipment Facility Advance, Borrower must notify Bank (the notice is irrevocable) by facsimile no later than 12:00 p.m. Pacific time 5 Business Days before the day on which the Equipment Facility Advance is to be made. The notice in the form of Exhibit B (Payment/Advance Form) must be signed by a Responsible Officer or designee and include a copy of the invoice(s) for the Eligible Equipment being financed. Borrower shall also complete, execute, and deliver to Bank a Loan Supplement - Equipment Facility Advances substantially in the form of Exhibit G on the Funding Date.

(c) If Borrower satisfies the conditions of each Equipment Facility Advance specified in this Section 2.1.6, Bank will disburse such Equipment Facility Advance by internal transfer to Borrower’s deposit account with Bank. Each Equipment Facility Advance may not exceed 100% of the Original Stated Cost for Equipment Facility Advances for the financing of Eligible Equipment purchased within 90 days of the Equipment Facility Advance, or in the case of the first Equipment Facility Advance, Eligible Equipment purchased within 180 days.

(d) Bank’s obligation to lend the undisbursed portion of the Committed Equipment Facility Line will terminate if, in Bank’s sole discretion, there has been a material adverse change in the general affairs, management, results of operation, condition (financial or otherwise) or the prospects of Borrower, whether or not arising from transactions in the ordinary course of business, or there has been any material adverse deviation by Borrower from the most recent business plan of Borrower presented to and accepted by Bank pursuant to Section 6.2(a)(iv) prior to the Equipment Facility Commitment Termination Date.

1.2 Section 2.3 (Interest Rate, Advances). Section 2.3(a) is hereby amended in its entirety by replacing the text thereof with the following:

(a) Interest Rate; Advances. Subject to Section 2.3(b), the amounts outstanding under the (i) Revolving Line shall accrue interest at a per annum rate equal to one quarter of one percentage point (0.25%) above the Prime Rate, (ii) Term Loan shall accrue interest at a per annum rate equal to one half of one percentage point (0.50%) above the Prime Rate, and (iii) Equipment Facility Advances shall accrue interest at a per annum rate equal to one quarter of one percentage point (0.25%) above the Prime Rate, which interest in each case shall be payable monthly.

1.3 Section 2.3. The following shall be inserted as Sections 2.3(g), (h), (i) and (j):

(g) Principal and Interest Payments On Payment Dates. For Equipment Facility Advances, Borrower will make 36 equal monthly installments of principal plus accrued interest for each Equipment Facility Advance (payments on the Equipment Facility Advances are collectively referred to herein as “Scheduled Payments”). Scheduled Payments for each Equipment Facility Advance are due on the dates set forth in the Loan Supplement - Equipment Facility Advances with respect to such Equipment Facility Advance (each a “Payment Date”). Any outstanding principal amount of all Equipment Facility Advances, the unpaid interest thereon, and all other Obligations relating to the Committed Equipment Facility Line shall be due and payable on the earlier of (i) the acceleration of the Equipment Facility Advances following the occurrence of an Event of Default or (ii) the Equipment Facility Maturity Date.

(h) Prepayment Upon an Event of Loss. If any Financed Equipment is subject to an Event of Loss and Borrower is required to or elects to prepay the Equipment Facility Advance with respect to such Financed Equipment pursuant to Section 6.7(b), then such Equipment Facility Advance shall be prepaid to the extent and in the manner provided in such section.

(i) Mandatory Prepayment Upon an Acceleration. If the Equipment Facility Advances are accelerated following the occurrence of an Event of Default (other than following an Event of Loss), then Borrower will immediately pay to Bank (i) all accrued and unpaid Scheduled Payments (including principal and interest) with respect to each Equipment Facility Advance (ii) all remaining Scheduled Payments (including principal and interest unpaid) in accordance with the terms of Section 2.3(j) below, and (iii) all other sums, if any, that shall have become due and payable with respect to any Equipment Facility Advance.

(j) Permitted Prepayment of Equipment Facility Advances. Borrower shall have the option to prepay all or any portion of the Equipment Facility Advances advanced by Bank under this Agreement, without penalty or premium, provided no Event of Default has occurred and is continuing and Borrower (i) provides written notice to Bank of its election to prepay the Equipment Facility Advances at least thirty (30) days prior to such prepayment, and (ii) pays, on the date of the prepayment (A) all due but unpaid Scheduled Payments as of the date of prepayment (including principal and interest) with respect to each Equipment Facility Advance, as applicable, being prepaid and (B) all other sums, if any, that shall have become due and payable hereunder relating to such Equipment Facility Advances, as applicable, with respect to this Agreement.

1.4 Section 6.7. Section 6.7 is amended in its entirety by replacing the text thereof with the following:

6.7 Insurance; Event of Loss

(a) Keep its business and the Collateral insured for risks and in amounts standard for companies in Borrower’s industry and location and as Bank may reasonably request. Insurance policies shall be with financially sound and reputable insurance companies. All property policies shall have a lender’s loss payable endorsement showing Bank as an additional loss payee and waive subrogation against Bank, and all liability policies shall show, or have endorsements showing, Bank as an additional insured. All policies (or the loss payable and additional insured endorsements) shall provide that the insurer must give Bank at least thirty (30) days notice (or ten (10) days notice in the case of cancellation for non-payment of premium) before canceling, materially amending, or declining to renew its policy. At Bank’s request, Borrower shall deliver certified copies of policies and evidence of all premium payments. So long as no Event of Default has occurred and is continuing, Borrower shall have the option of applying the proceeds of any casualty policy to the replacement or repair of destroyed or damaged property; provided, that, after the occurrence and during the continuance of an Event of Default, proceeds payable under any policy shall, at Bank’s option, be payable to Bank on account of the Obligations. If Borrower fails to obtain insurance as required under this Section 6.7 or to pay any amount or furnish any required proof of payment to third persons and Bank, Bank may make all or part of such payment or obtain such insurance policies required in this Section 6.7, and take any action under the policies Bank deems prudent.

(b) Bear the risk of the Financed Equipment being lost, stolen, destroyed, or damaged. If during the term of this Agreement any item of Financed Equipment is subject to an Event of Loss, then in each case, Borrower:

(i) Prior to the occurrence of an Event of Default, at Borrower’s option, will (A) pay to Bank on account of the Obligations with respect to each item of Financed Equipment subject to such Event of Loss all accrued interest to the date of the prepayment, plus all outstanding principal; or (B) repair or replace any Financed Equipment subject to an Event of Loss provided the repaired or replaced Financed Equipment is of equal or like value to the Financed Equipment subject to an Event of Loss and provided further that Bank has a first priority perfected security interest in such repaired or replaced Financed Equipment.

(ii) During the continuance of an Event of Default, on or before the Payment Date after such Event of Loss for each such item of Financed Equipment subject to such Event of Loss, Borrower will, at Bank’s option, pay to Bank an amount equal to the sum of: (A) all accrued and unpaid Scheduled Payments (with respect to such Equipment Facility Advance related to the Event of Loss) due prior to the next such Payment Date, (B) all regularly Scheduled Payments (including principal and interest), plus (C) all other sums (other than remaining Scheduled Payments), if any, that shall have become due and payable with respect to such Equipment Facility Advance including interest at the Default Rate with respect to any past due amounts.

(iii) On the date of receipt by Bank of the amount specified above with respect to each such item of Financed Equipment subject to an Event of Loss, this Agreement shall terminate as to such Financed Equipment. If any proceeds of insurance or awards received from governmental authorities are in excess of the amount owed under this Section 6.7(b), Bank shall promptly remit to Borrower the amount in excess of the amount owed to Bank.

1.5 Section 6.8(a). Section 6.8(a) is amended in its entirety by replacing the text thereof with the following:

(a) Until the payment in full of all of the Obligations, Borrower will maintain unrestricted cash and Cash Equivalents in a deposit account and/or money market account with Bank or a Bank Affiliate (i) after the date hereof through January 31, 2009, in an amount of not less than $6,000,000, (ii) from February 1, 2009 through January 31, 2010, in an amount of not less than $4,000,000, and (iii) thereafter, in an amount of not less than $2,000,000; provided, however, that notwithstanding anything to the contrary herein, the requirements of this Section 6.8(a) to maintain the applicable amounts of unrestricted cash and Cash Equivalents in a deposit account and/or money market account with Bank or a Bank Affiliate shall no longer apply if at any time after the Revolving Line Maturity Date there shall be no outstanding Advances or Obligations under the Term Loan or the Committed Equipment Facility Line. If Borrower fails to comply with the terms of this Section 6.8(a) at any time, Borrower shall pay to Bank within three (3) days after the initial date such non-compliance occurs, a one-time, non-refundable fee equal to the amount set forth below for the period such non-compliance occurs (the “Deposit Fee”); provided, however, once Borrower pays the Deposit Fee, Bank shall not require Borrower to pay another such Deposit Fee. Notwithstanding anything to the contrary contained in this Agreement, so long as Borrower pays the Deposit Fee as and when due, Borrower’s failure to maintain the applicable amounts of unrestricted cash and Cash Equivalents in a deposit account and/or money market account with Bank or a Bank Affiliate shall not be deemed an Event of Default hereunder or a breach of this Section 6.8(a).

Period	Deposit Fee
$6,000,000 from Effective Date through January 30, 2007	$100,000
$6,000,000 from January 31, 2007 through January 30, 2008	$75,000
$6,000,000 from January 31, 2008 through January 31, 2009	$25,000
$4,000,000 from February 1, 2009 through January 31, 2010	$15,000
$2,000,000 thereafter	$10,000

1.6 Section 13.1 (Definitions). Section 13.1 is amended in the following manner:

(a) The following definition is amended in its entirety and replaced with the following:

“Credit Extension” is any Advance, Equipment Facility Advance, Letter of Credit, Term Loan, FX Forward Contract, amount utilized for Cash Management Services, or any other extension of credit by Bank for Borrower’s benefit.

(b) The following new definitions are inserted in Section 13.1 in their proper alphabetical order:

“Committed Equipment Facility Line” is Bank’s commitment to make Equipment Facility Advances of up to $3,000,000.

“Eligible Equipment” is new or used general purpose computer equipment,

office equipment, test and laboratory equipment, furnishings, and Other Equipment Facility Equipment that complies with all of Borrower’s representations and warranties to Bank and which is acceptable to Bank in all respects and is located in the United States.

“Equipment Facility Advance” is defined in Section 2.1.6(a).

“Equipment Facility Maturity Date” is, with respect to each Equipment Facility Advance the last day of the Equipment Loan Repayment Period for such Equipment Facility Advance, or if earlier, the date of acceleration of such Equipment Facility Advance by Bank following an Event of Default.

“Equipment Facility Commitment Termination Date” is May 31, 2008.

“Equipment Loan Repayment Period” is 36 months.

“Event of Loss” means an event where any Financed Equipment is lost, stolen, destroyed, damaged beyond repair, rendered permanently unfit for use, or seized by a governmental authority for any reason for a period equal to at least the remainder of the term of this Agreement.

“Financed Equipment” is any Eligible Equipment financed with an Equipment Facility Advance.

“First Amendment Effective Date” means the date first written above.

“Loan Supplement - Equipment Facility Advances” is attached as Exhibit G.

“Original Stated Cost” is (a) the original cost to the Borrower of the item of new Equipment net of any and all freight, installation, tax or (b) the fair market value assigned to such item of used Equipment by mutual agreement of Borrower and Bank at the time of making of the Equipment Facility Advance.

“Other Equipment Facility Equipment” is leasehold improvements, intangible property such as transferable computer software and transferable software licenses, equipment specifically designed or manufactured for Borrower, other intangible property, limited use property and other similar property and sales tax, freight, maintenance, and installation costs. Unless otherwise agreed to by Bank, not more than 80% of the Eligible Equipment financed with the proceeds of each Equipment Facility Advance shall consist of Other Equipment Facility Equipment.

“Payment Date” is defined in Section 2.3(g).

“Schedule Payments” is defined in Section 2.3(g).

1.7 Exhibit B, “Payment/Advance Form” is hereby amended by deleting it in its entirety and replacing it with Exhibit A attached hereto.

1.8 A new exhibit, Exhibit G, “Loan Supplement - Equipment Facility Advances”, in the form of Exhibit B attached hereto, is hereby added.

2. BORROWER’S REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants that:

(a) immediately upon giving effect to this Amendment (i) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (ii) no Event of Default has occurred and is continuing;

(b) Borrower has the corporate power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

(c) the certificate of incorporation and bylaws of Borrower (collectively, “Organizational Documents”) delivered to Bank on or prior to the First Amendment Effective Date are true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect as of the First Amendment Effective Date, and Borrower shall promptly deliver to Bank any amendments, supplements, restatements or other modifications to such Organizational Documents;

(d) the execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized by all necessary corporate action on the part of Borrower;

(e) this Amendment has been duly executed and delivered by the Borrower and is the binding obligation of Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights; and

(f) as of the date hereof, it has no defenses against the obligations to pay any amounts under the Obligations. Borrower acknowledges that Bank has acted in good faith and has conducted in a commercially reasonable manner its relationships with Borrower in connection with this Amendment and in connection with the Loan Documents.

Borrower understands and acknowledges that Bank is entering into this Amendment in reliance upon, and in partial consideration for, the above representations and warranties, and agrees that such reliance is reasonable and appropriate.

3. LIMITATION. The amendments set forth in this Amendment shall be limited precisely as written and shall not be deemed (a) to be a waiver or modification of any other term or condition of the Loan Agreement or of any other instrument or agreement referred to therein or to prejudice any right or remedy which Bank may now have or may have in the future under or in connection with the Loan Agreement or any instrument or agreement referred to therein; or (b) to be a consent to any future amendment or modification or waiver to any instrument or agreement the execution and delivery of which is consented to hereby, or to any waiver of any of the provisions thereof. Except as expressly amended hereby, the Loan Agreement shall continue in full force and effect.

4. EFFECTIVENESS. This Amendment shall become effective upon the satisfaction of all the following conditions precedent:

4.1 Amendment. Borrower and Bank shall have duly executed and delivered this Amendment to Bank.

4.2 Payment of Bank Expenses. Borrower shall have paid all Bank Expenses (including all reasonable attorneys’ fees and reasonable expenses) incurred through the date of this Amendment.

4.3 Resolutions, Lien Searches and Good Standings. Bank shall have received resolutions authorizing this Amendment, satisfactory lien searches and good standings in each jurisdiction in which the conduct of Borrower and Guarantors’ business or their ownership of property requires that they be qualified except where the failure to do so could not reasonably be expected to have a material adverse effect on Borrower’s or such Guarantor’s business.

4.4 Reaffirmation of Guaranties. Each Guarantor shall have duly executed and delivered a Reaffirmation of Guaranty.

5. COUNTERPARTS. This Amendment may be signed in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument. All counterparts shall be deemed an original of this Amendment.

6. INTEGRATION. This Amendment and any documents executed in connection herewith or pursuant hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Amendment; except that any financing statements or other agreements or instruments filed by Bank with respect to Borrower shall remain in full force and effect.

7. GOVERNING LAW; VENUE. THIS AMENDMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

BORROWER:	SABA SOFTWARE, INC.
a Delaware corporation

	By:	/s/ Peter E. Williams III
	Printed Name:	Peter E. Williams III
	Title:	Chief Financial Officer

BANK:	SILICON VALLEY BANK

	By:	/s/ Nick Tsiagkas
	Printed Name:	Nick Tsiagkas
	Title:	Relationship Manager

EXHIBIT A

EXHIBIT B

LOAN PAYMENT/ADVANCE TELEPHONE REQUEST FORM

DEADLINE FOR SAME DAY ADVANCE PROCESSING IS 12 NOON, P.S.T.

TO: CENTRAL CLIENT SERVICE DIVISION	DATE: ________________________

FAX#: (650) 320 - 0016	TIME: ________________________

FROM: SABA SOFTWARE, INC.
CLIENT NAME (BORROWER)

REQUESTED BY: ____________________________________________________________________
AUTHORIZED SIGNER’S NAME

AUTHORIZED SIGNATURE: ____________________________________________________________

PHONE NUMBER: ______________________________________________________________________

FROM ACCOUNT # ______________ TO ACCOUNT # ______________

REQUESTED TRANSACTION TYPE	REQUESTED DOLLAR AMOUNT

PRINCIPAL INCREASE – (ADVANCE)	$ ____________________________
PRINCIPAL PAYMENT– (ADVANCE ONLY)	$ ____________________________
INTEREST PAYMENT–ADVANCES (ONLY)	$ ____________________________
PRINCIPAL AND INTEREST– REVOLVING LINE (PAYMENT)	$ ____________________________

PRINCIPAL PAYMENT – EQUIPMENT FACILITY ADVANCE (ONLY)	$ ____________________________
INTEREST PAYMENT – EQUIPMENT FACILITY ADVANCE (ONLY)	$ ____________________________
PRINCIPAL AND INTEREST –EQUIPMENT FACILITY ADVANCE (PAYMENT)	$ ____________________________

OTHER INSTRUCTIONS: ________________________________________________________
_______________________________________________________________________________

All Borrower’s representations and warranties in the Loan and Security Agreement (as amended, the “Agreement”) are true, correct and complete in all material respects on the date of the telephone request for an Advance or Equipment Facility Advance confirmed by this Payment/Advance Form; but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of that date. In addition, Borrower hereby represents that it is in compliance with Sections 6.8(a) and 6.9 of the Agreement.

BANK USE ONLY

TELEPHONE REQUEST:

The following person is authorized to request the loan payment transfer/loan advance on the advance designated account and is known to me.

Authorized Requester	Phone #

Received By (Bank)	Phone #

Authorized Signature (Bank)

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EXHIBIT B

EXHIBIT G

FORM OF

LOAN AGREEMENT SUPPLEMENT - EQUIPMENT FACILITY ADVANCES

LOAN AGREEMENT SUPPLEMENT No. [    ]

LOAN AGREEMENT SUPPLEMENT No. [    ], dated                     , 200   (“Supplement”), to the Loan and Security Agreement dated as of January 31, 2006 (as amended, restated, or otherwise modified from time to time, the “Loan Agreement”), by and between the undersigned (“Borrower”) and Silicon Valley Bank (“Bank”).

Capitalized terms used herein but not otherwise defined herein are used with the respective meanings given to such terms in the Loan Agreement.

To secure the prompt payment by Borrower of all amounts from time to time outstanding under the Loan Agreement, and the performance by Borrower of all the terms contained in the Loan Agreement, Borrower grants Bank a first priority security interest in each item of equipment and other property described in Annex A hereto, which equipment and other property shall be deemed to be additional Financed Equipment and Collateral. The Loan Agreement is hereby incorporated by reference herein and is hereby ratified, approved and confirmed.

Annex A (Equipment Schedule) and Annex B (Loan Terms Schedule) are attached hereto.

The proceeds of the Loan should be transferred to Borrower’s account with Bank set forth below:

Bank Name: Silicon Valley Bank

Account No.:

Borrower hereby certifies that (a) the foregoing information is true and correct and authorizes Bank to endorse in its respective books and records, the applicable interest rate applicable to the Funding Date of the Equipment Facility Advance contemplated in this Loan Agreement Supplement and the principal amount set forth in the Loan Terms Schedule; (b) the representations and warranties made by Borrower in the Loan Agreement are true and correct in all material respects on the date hereof and will be true and correct in all material respects on such Funding Date; and (c) it is in compliance with Sections 6.8(a) and 6.9 of the Loan Agreement. No Event of Default has occurred and is continuing under the Loan Agreement. This Supplement may be executed by Borrower and Bank in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

[Signature page follows.]

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This Supplement is delivered as of the day and year first above written.

SILICON VALLEY BANK	SABA SOFTWARE, INC.

By:	By:
Name:	Name:
Title:	Title:

Annex A - Description of Financed Equipment

Annex B - Loan Terms Schedule

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Annex A to Exhibit G

The Financed Equipment being financed with the Equipment Facility Advance with respect to which this Loan Agreement Supplement is being executed is listed below. Upon the funding of such Equipment Facility Advance, this schedule automatically shall be deemed to be a part of the Collateral.

Description of Equipment	Make	Model	Serial #	Invoice #

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Annex B to Exhibit G

LOAN TERMS SCHEDULE #

Loan Funding Date:                     , 200

Original Loan Amount: $

Equipment Facility Interest Rate:             %

Scheduled Payment Dates and Amounts*:

One (1) payment of $                      due

             payment of $                      due monthly in advance from              through             .

One (1) payment of $                     due             .

Maturity Date:

Payment No.	Payment Date
1
2
3
4
. . .
35
[36]
. . .

*/	The amount of each Scheduled Payment may change as the Loan Amount changes.

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